UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: October 13, 2017
(Date of earliest event reported)
Hornbeck Offshore Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300
Covington, LA
(Address of Principal Executive Offices)

70433
(Zip Code)
(985) 727-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 - Regulation FD Disclosure
Effective September 13, 2017, Hornbeck Offshore Services, Inc. (the “Company”) entered into confidentiality agreements and commenced discussions with certain holders (the “2020 Notes Ad Hoc Group”) of the Company’s 5.875% Senior Notes due 2020 (the “2020 Notes”) and its financial and legal advisors. During the discussions, the Company provided the 2020 Notes Ad Hoc Group a proposal reflecting the Company’s desire to offer to all holders of the 2020 Notes new consideration in exchange for the cancellation of all 2020 Notes tendered in the exchange. The 2020 Notes Ad Hoc Group provided the Company with two separate counter-proposals supported by different sets of holders within the 2020 Notes Ad Hoc Group: i) exchange the 2020 Notes in a publicly launched exchange offer; or ii) privately exchange 2020 Notes held by members of the 2020 Notes Ad Hoc Group together with the Company’s 5.000% Senior Notes due in 2021 (the “2021 Notes”) held by certain members of the 2020 Notes Ad Hoc Group. Neither of the 2020 Notes Ad Hoc Group’s counter-proposals was acceptable to the Company. The material terms of the Company’s proposal is described in attached Ex. 99.1 and the 2020 Notes Ad Hoc Group’s alternative counter-proposals are attached as Exhibits 99.2 and 99.3. Through its financial advisor, PwC Corporate Finance LLC, the Company remains committed to engaging with its bondholders in order to seek constructive solutions that address its long-term debt. This report on Form 8-K is not intended as an offer by the Company to any holders of its 2020 Notes or its 2021 Notes and is given for informational purposes only.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

99.1	Summary Description of the Hornbeck Proposal
99.2	First Alternative Counter-Proposal by 2020 Notes Ad Hoc Group
99.3	Second Alternative Counter-Proposal by 2020 Notes Ad Hoc Group

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: October 13, 2017	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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